               Exhibit 10.3

ASSIGNMENT AND ASSUMPTION

OF PURCHASE AND SALE AGREEMENT

THIS ASSIGNMENT AND ASSUMPTION OF PURCHASE AND SALE AGREEMENT (“Assignment”) is made and entered into, effective as of December 23, 2021, by and between GENERATION INCOME PROPERTIES, L.P., a Delaware limited partnership (“Assignor”), and GIPCO 585 24 1/2 ROAD, LLC, a Delaware limited liability company (“Assignee”).

W I T N E S S E T H:

WHEREAS, Assignor and OREOF19 BR, LLC, a Delaware limited liability company (“Seller”), entered into that certain Purchase and Sale Agreement dated as of October 28, 2021, as amended by that certain First Amendment to Purchase and Sale Agreement dated as of December 10, 2021 (the “Agreement”), pursuant to which Seller agreed to sell and to convey to Assignor, and Assignor agreed to purchase from Seller, that certain real property located at 585 24 1/2  Road located in Grand Junction, Mesa County, Colorado, as more particularly described in the Agreement;

WHEREAS, Assignor desires to assign the Agreement to Assignee, and Assignee desires to accept the assignment and assume the Agreement, upon the terms and conditions set forth in this Assignment;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound and notwithstanding anything to the contrary set forth in the Agreement, hereby agree as follows:

1.Incorporation of Recitals.  The foregoing recitals are true and correct and are incorporated herein by this reference.

2.Capitalized Terms.  Unless otherwise expressly defined herein, capitalized terms used in this Assignment shall have the meanings ascribed to such terms in the Agreement.

3.Assignment and Assumption of Agreement.  Assignor hereby assigns to Assignee the Agreement and all sums paid or deposited into escrow by Assignor in connection with the Agreement, together with all rights and privileges thereunder, subject to the terms and conditions of the Agreement. Assignee hereby accepts the assignment and agrees to comply with and be bound by all the terms and conditions of the Agreement, and to assume and fulfill all of the obligations and liabilities of the “Purchaser” under the Agreement.

4.Remaining Terms.  Except as specifically modified in this Assignment, all remaining terms and conditions of the Agreement remain in full force and effect.  To the extent that any provisions of the Agreement and this Assignment conflict, this Assignment shall control.

5.Counterparts.  This Assignment may be executed in multiple counterparts, and notwithstanding that all of the parties do not execute the same counterpart, each executed counterpart shall be deemed an original, and all such counterparts together shall constitute one and the same Assignment binding all of the parties hereto.  Signature and acknowledgment pages, if any, may be detached from the counterparts and attached to a single copy of this Assignment to physically form one document.  Electronic or facsimile copies of the original signature of this Assignment, and electronic or facsimile copies of this Assignment fully executed, shall be deemed an original for all purposes.

6.Ratification.  Except to the extent expressly modified by this Assignment, the Agreement remains unmodified and in full force and effect.

IN WITNESS WHEREOF, the parties have caused this Assignment to be executed by their duly authorized representative as of the date set forth above.

“ASSIGNOR”

GENERATION INCOME PROPERTIES, L.P.,

a Delaware limited partnership

By: Generation Income Properties, Inc.,

      a Maryland corporation,

      its General Partner

By: /s/ David Sobelman

David Sobelman, its President

“ASSIGNEE” GIPCO 585 24 1/2 ROAD, LLC, a Delaware limited liability company By: /s/ David Sobelman David Sobelman, its President

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